Exhibit 99.1

June 13, 2019

Navidea Biopharmaceuticals Announces Proposed Public Offering of Common Stock

DUBLIN, Ohio--(BUSINESS WIRE)-- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. Navidea also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the number of shares of common stock to be sold in the offering at the public offering price, less underwriting discounts and commissions in such underwritten offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

Navidea intends to use the net proceeds from the offering to fund its research and development programs, including continuing to advance its Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses.

A shelf registration statement on Form S-3 relating to the underwritten public offering of the shares of common stock described above was filed by Navidea with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on December 27, 2017. A preliminary prospectus supplement and an accompanying prospectus relating to and describing the terms of the offering and the shares of common stock being offered will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com.

Before buying any shares of Navidea’s common stock in the underwritten public offering, you should carefully read the preliminary prospectus supplement and the accompanying prospectus to be filed with the SEC with respect to such offering, together with the information incorporated by reference therein, which will provide more information about the Company and the offering. These documents contain important information that you should consider when making your investment decision. Navidea’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of Navidea's common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its ManoceptTM platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements include: (i) our intentions to offer and sell securities in underwritten public offering, including the grant of an option period to our underwriter; (ii) our expectations for the use of proceeds received from the offering; and (iii) our intentions to file the preliminary prospectus supplement and accompanying base prospectus with the SEC. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: whether or not the Company will be able to raise capital through the sale of its shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally, any future actions by Platinum-Montaur; general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release, except as required by applicable law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190613005786/en/

Navidea Biopharmaceuticals, Inc.
Jed Latkin, CEO, 614-973-7490
jlatkin@navidea.com

Source: Navidea Biopharmaceuticals, Inc.